Huntington, W. Va. – May   10, 2011

Energy Services of America Corporation Announces results for the three  months and six months  ended   March  31, 2011.

 Energy Services of America (Amex: ESA) announced today that for  the quarter ended March 31, 2011, the Company experienced  a loss of ($3,368,499) compared to a loss of ($2,592,805) for the three months ended December 31, 2010.  For the  six months ended March 31, 2011, the company’s year to date loss totaled ($3,423,052) compared to a loss of ($1,955,245) for the six months ended March 31, 2010.

Marshall T. Reynolds, Chairman, discussed  the performance for the quarter and six months.    “Due to the seasonal nature of our business and the particularly severe winter weather of the last two years, the first two quarters of our  fiscal year are normally challenging.     Accordingly, our revenues are down below expected levels and therefore our net income.  We continue to be excited about the Company’s longer term prospects.    Our Backlog at March 31, 2011 was $159.2 million which exceeded last year’s backlog of $136 million.  Further,   we currently  have bids in excess of $158 million submitted to customers for consideration and the volumes  coming up for bid that we are aware of continue to be strong.    While our success at winning  contracts always determines the revenue we ultimately will generate, with the increased volume of work available, we are very excited about our long term prospects. ”

Edsel R. Burns, President of ESA,  shared Mr. Reynolds’ thoughts.  “Demand for our services continues to be strong as evidenced by our backlog and projects coming up for bid.  However,  inclement weather and project timing have resulted in our revenues for the first six months coming in below our desired levels.   Management utilized down time during the bad weather periods when work was shut down to perform, at significant cost, a substantial amount of equipment maintenance that further eroded financial results for the quarter.  However, this “investment” positions the company well for anticipated business levels and may afford the company better operating margins as jobs will be less likely to be interrupted by maintenance issues that can significantly increase job costs.   The  Company continues to focus on improving our operating efficiencies  and those efforts coupled with the anticipated continued strong demand  for our services  should result  in  successful  long term performance .   We feel the Company is positioned to  perform well into the future.”  Key information at  March  31, 2011 and for the three and six  months ended  March 31, 2011 is as follows:

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	Energy Services of America Corporation
	Key Financial Information

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,
	2011	2010	2011	2010
Actual
Revenues	$13,782,189	$20,295,342	$47,737,310	$50,247,079
Net Income (loss)	(3,368,499)	(2,592,805)	(3,423,052)	(1,955,245)
Earnings (loss) Per Share-Basic	$(0.28.)	$(0.21)	$(0.28)	$(0.16)
Earnings (loss) Per Share-Diluted	$(0.28)	$(0.21)	$(0.28)	$(0.16)

Other information
Shares Outstanding	12,092,307
Total Assets	$101,504,620
Total Liabilities	$44,772,055
Total Equity	$56,732,565
Stated Book Value per Share	$4.69
Backlog at March 31 , 2010	$159,200,000

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.